EXHIBIT 10.10
Investment Banking Division
PaineWebber Incorporated
1285 Avenue of the Americas
New York, NY  10019
212-713-2000
                                                   October 30, 1997
USCI, Inc.
P.O.Box 1645
6115-A Jimmy Carter Blvd.
Norcross, GA  30071

Attn:  Robert J. Kostrinsky

Ladies and Gentlemen:

       1. USCI, Inc. ("USCI") may request that PaineWebber Incorporated ("PWI") establish for the account of its wholly owned subsidiary, Ameritel Communications, Inc. ("Ameritel") the following Irrevocable Standby Letters of
Credit:
                                      Principal
Tranche       In Favor Of             Amount               Purpose

  A           Radio Shack             $2,500,000           To provide
                                                           alternative source
                                                           of funding if
                                                           Ameritel fails to
                                                           make commission
                                                           payments within 60
                                                           days of payment
                                                           due date.

 B            GTE                     $  250,000           To provide
                                                           alternative source
                                                           of funding if
                                                           Ameritel fails to
                                                           make airtime
                                                           payments to
                                                           cellular carriers.

              AirTouch-Ohio/Michigan               $  150,000
              AirTouch-Los Angeles                 $  100,000
              Ameritech-Michigan                   $   50,000
              Ameritech-Ohio                       $   50,000
              AT&T-New York                        $  400,000
              BellSouth-Florida                    $  100,000
              Puerto Rico Telephone Co.            $   50,000
              Southwestern Bell                    $  100,000

(each in form and substance reasonably satisfactory to PWI, "Letter of Credit"). Upon the terms and subject to the conditions of this letter agreement, PWI shall issue from time to time during the period from the Effective Date through January 1, 1998, each Letter of Credit requested by USCI to be issued by PWI for the account of Ameritel.

       2. This letter agreement and the rights and obligations of PWI and USCI hereunder shall become effective on the date when each of the following conditions has been fulfilled ("Effective Date").

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              (a)     PWI shall have received duly executed copies of Guaranty
Agreements (each, a "Guaranty"), in the form of Exhibit A attached hereto,by each of the following (each, a "Guarantor"); (i) USCI and (ii) Ameritel;

              (b) PWI shall have received a warrant (the "Warrant") to purchase common stock of USCI, in the form of Exhibit B attached hereto, which warrant (x) shall be immediately exercisable, (y) shall entitle PWI to purchase, upon such exercise, 600,000 shares of USCI common stock at the exercise price of $6.00 per share, and (z) shall have been duly authorized and issued; and

              (c) PWI shall have received each of the following, in form and substance satisfactory to PWI, (i) a certificate of the Secretary of Assistant Secretary of USCI dated the Effective Date with respect to authorization, execution and delivery of this letter agreement, the Warrant, the Guaranty by USCI and the applications (as defined below). To which shall be attached copies of the resolutions and bylaws of USCI referred to therein, (ii) copies of USCI's certificate of incorporation and good standing certificate, certified or issued, as the case may be, as of a recent date by the Secretary of State of Delaware, (iii) an opinion of counsel to USCI dated the Effective Date, and (iv) such additional materials as PWI may have reasonably requested.

       3. The obligation of PWI to issue each letter of Credit requested by USCI to be issued by PWI is subject to fulfillment of each of the following conditions:

              (a) PWI shall have received a duly completed and executed Applications For Irrevocable Standby Letter of Credit for such Letter of Credit, in the form of Exhibit C attached hereto ("Applications"); and

              (b) PWI shall have received (x) a letter of credit fee in the amount of 0.625% of the principal amount os such Letter of Credit and (y) the issuance fee in the amount of $200 for such Letter of Credit.

              (c) Deposit into USCI's accounts with PWI [account number ________] for the purpose of securing the full and punctual payment of USCI's obligations under the applications with respect to the Letters of Credit, such number of duly authorized, validly issued, fully paid and non-assessable shares of common stock of USCI, free and clear of any liens and encumbrances (other than the security interests granted pursuant to the Guaranties and the Applications ("Original Collateral") valued at $7.00 per share, as shall equal, in the aggregate, 125% of the principal amount of the Letter of Credit to be issues.

       4.     Each Letter of Credit shall expire one year from date of issuance.

On or prior to the earlier of (x) the issuance after the Effective Date of capital stock of USCI and (y) January 30, 1998, USCI shall provide replacement collateral to PWI by substituting Cash Equivalents (as defined below) in the amount of 125% of the aggregate principal amount of all outstanding Letters of Credit (i.e., up to $4,718,750)("Replacement Collateral") for the Original Collateral (such substitution, the "Collateral Substitution"). Upon the receipt of evidence that the Replacement Collateral has been deposited with PWI, PWI shall release the Original Collateral. For purposes hereof, "Cash Equivalents" shall mean, to the extent owned by USCI free and clear of all liens or encumbrances, United States Dollars or any obligations of the United States of America or unconditionally guaranteed by the full faith and credit of the United States of America, in each case having a remaining maturity of not more than one year.

       6. Pursuant to Section 5-1401 of the General Obligations Law of the State of New York, this letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter may be executed in any number of counterparts, each of which shall be identical and all of which taken together, shall constitute one and the same instrument, and any party hereto may execute this letter by signing any such counterpart.

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If the foregoing correctly sets forth your understanding of our agreement with respect to the matters discussed above, please confirm your acceptance and agreement by countersigning and returning to us the enclosed counterpart of this letter.
                                           Very truly yours,

                                           PAINEWEBBER INCORPORATED



                                           By: __________________________
                                                   (Name and Title)

Acknowledged and Agreed:

USCI, INC.


By:   /s/ Robert J. Kostrinsky
       Executive Vice President, Treasurer
       (Name and Title)

AMERITEL, INC.


By:   /s/ Robert J. Kostrinsky
       Executive Vice President, Treasurer
       (Name and Title)